Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-69358 on Form S-8 of our report dated June 27, 2022, appearing in this Annual Report on Form 11-K of the CoreCivic 401(k) Plan for the year ended December 31, 2021.

/s/ Hancock Askew & Co., LLP

Savannah, Georgia

June 27, 2022